UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 28, 2006

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3775 North First Street

San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 952-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Named Executive Officer Compensation

On March 28, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of RAE Systems Inc. (the “Company”) approved the following fiscal year 2006 executive bonus award levels relative to the Company’s named executive officers:

Qualifying Executive	Annual Salary ($)	Target Percentage (%)	Target Cash Bonus ($)
Robert I. Chen	280,000	40%	112,000
Donald W. Morgan	200,000	30%	60,000
Rudy Mui	170,000	30%	51,000
Peter Hsi	187,000	25%	46,750
Hong Tao Sun	170,000	25%	42,500

Executive officers will be entitled to a ratable amount of their stated target cash bonus only if the Company achieves at least eighty-five percent (85%) of its budgeted (i) operating profit and/or (ii) revenue goals for the fiscal year ending December 31, 2006. Bonus payments will be weighted at fifty-percent (50%) for achieving operating profit, and fifty percent (50%) for achieving the Company’s revenue goals. The ratable cash bonus payment to each officer is capped at two times the above stated target cash bonus for achievement levels of more than two hundred percent (200%) of the Company’s budgeted (i) operating profit and/or (ii) revenue goals for the fiscal year ending December 31, 2006.

Director Compensation

On March 28, 2006, the Committee also adopted the following compensation arrangements for the Company’s non-employee directors:

	Attendance Fees	Stock Option Award

All Board Members	$1,000 per Board meeting	100,000 shares vesting ratably over four years, with renewals for each additional four years of service

Lead Independent Director	—	Additional award of 125,000 shares vesting ratably over four years, with renewals for each additional four years of service

Audit Committee	$500 per committee meeting, plus a $5,000 annual retainer	—

Audit Committee Chair	Additional $5,000 annual retainer	Additional award of 50,000 shares vesting ratably over four years, with renewals for each additional four years of service

Compensation Committee	$250 per committee meeting	—

Compensation Committee Chair	—	Additional award of 10,000 shares vesting ratably over four years, with renewals for each additional four years of service

Nominating and Governance Committee	$250 per committee meeting	—

Nominating and Governance Committee Chair	—	Additional award of 10,000 shares vesting ratably over four years, with renewals for each additional four years of service

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On March 28, 2006, the Company received notice from each of Susan K. Barnes and Edward C. Ross of their respective decisions to retire as members of the Company’s Board of Directors effective at the 2006 annual stockholder meeting. Ms. Barnes has served as a member of the Board of Directors since July 2004 and is chair of the Audit Committee of the Company’s Board of Directors. Mr. Ross has served as a member of the Board of Directors since March 2001 and is a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company’s Board of Directors.

On March 28, 2006, upon recommendation of the Nominating and Governance Committee, the Company’s Board of Directors nominated Messrs. A. Marvin Strait and James W. Power to stand for election to the Company’s Board of Directors at the 2006 annual stockholder meeting as a Class I directors for a term to expire at the 2009 annual stockholders meeting. If elected, both Messrs. Power and Strait have agreed to serve as a Company director. Both the Nominating and Governance Committee and the Board of Directors considered the qualifications for director candidates as set forth in the Company’s 2005 annual proxy, which are available on its website at www.raesystems.com, or in print by writing to the Corporate Secretary, RAE Systems Inc., 3775 North First Street, San Jose, California, 95134. Additional details regarding Messrs. Strait and Power will be provided in the Company’s 2006 annual proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

RAE SYSTEMS INC.

By:	/s/ Donald W. Morgan
Name:	Donald W. Morgan
Title:	Vice President and
Chief Financial Officer